Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2006 RESULTS

-Third Quarter 2006 Pro Forma Net Revenue and Pro Forma Consolidated Adjusted EBITDA

Increase 6% and 9% Respectively-

-Board Authorizes $100 Million Share Repurchase Program

SANTA MONICA, CALIFORNIA, November 2, 2006 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2006.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 10. Unaudited financial highlights are as follows:

	Three-Month Period Ended September 30,			Nine-Month Period Ended September 30,
	2006	2005	% Change	2006	2005	% Change
Net revenue	$78,309	$75,537	4%	$217,517	$207,800	5%
Operating expenses (1)	45,726	44,595	3%	131,270	127,770	3%
Corporate expenses (2)	4,617	4,342	6%	13,911	12,994	7%
Consolidated adjusted EBITDA (3)	28,426	26,746	6%	74,436	67,570	10%
Free cash flow (4)	$12,388	$12,867	(4)%	$29,172	$28,500	2%
Free cash flow per share, basic and diluted (4)	$0.12	$0.10	20%	$0.27	$0.23	17%
Net loss (5)	$(108)	$(12,820)	(99)%	$(155,987)	$(13,078)	NM
Net loss per share applicable to common stockholders, basic and diluted (5)	$(0.00)	$(0.10)	NM	$(1.46)	$(0.11)	NM
Weighted average common shares outstanding, basic and diluted	105,069,157	124,323,711		106,534,521	124,268,943

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $171 thousand and $33 thousand of non-cash stock-based compensation for the three-month periods ended September 30, 2006 and 2005, respectively. Included in operating expenses are $949 thousand and $83 thousand of non-cash stock-based compensation for the nine-month periods ended September 30, 2006 and 2005, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment loss and gain (loss) on sale of assets.

(2)	Corporate expenses include $290 thousand and $105 thousand of non-cash stock-based compensation for the three-month periods ended September 30, 2006 and 2005, respectively. Corporate expenses include $1.1 million and $0.4 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2006 and 2005, respectively.

(3)	Consolidated adjusted EBITDA means operating income (loss) plus loss (gain) on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation included in operating and corporate expenses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include non-cash stock-based compensation, non-cash impairment loss, loss (gain) on sale of assets and syndication programming amortization and does include syndication programming payments. The definition of operating income (loss), and thus consolidated adjusted EBITDA, excludes equity in net earnings (loss) of nonconsolidated affiliates. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash (gain) loss on sale of assets, non-cash depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation awards and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business.

(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income less the change in the fair value of our interest rate swaps. The Company uses net interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company made two bond interest payments in 2005. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

(5)	These numbers are subject to change. Please see “Cautionary Note Regarding Preliminary Quarterly Results.”

Entravision Communications

Commenting on the Company’s earnings results, Walter Ulloa, Chairman and Chief Executive Officer, said, “The growing demand for Spanish-language media from both viewers and advertisers continues to drive our results. Further, we are benefiting from the adoption of new audience measurement methodologies, the 2006 elections and investments in our asset base, specifically our research and sales functions, which strengthen our ability to capitalize on our expanding audience shares. With prudent cost controls and a highly leverageable operating platform, we are in a strong position to generate additional cash flows. We are actively pursuing and investing in new opportunities across our business segments and with sound operating fundamentals and the growth of the Spanish language market, we expect to continue to outperform our industry segments.” Finally, our Board’s approval of a $100 million share repurchase program strengthens our strategic flexibility as we seek avenues to enhance shareholder value.

On November 1, 2006, the Company’s Board of Directors approved the repurchase of up to $100 million of its outstanding common stock. The share repurchases will be made in the open market or negotiated transactions as market and business conditions warrant, and in compliance with securities laws and other legal requirements.

Financial Results

Cautionary Note Regarding Preliminary Quarterly Results:

In connection with the preparation of the Company’s financial statements for the second quarter ended June 30, 2006, the Company is assessing whether there may have been an error in its income tax provision in connection with the pending disposition of its radio assets in Dallas. The Company is still assessing whether there was an error and the amount of any such error. Accordingly, certain numbers presented herein are subject to change upon the conclusion of such assessment.

If there were an error, it was as an understatement of income tax expense in the second quarter in an amount of approximately $0 to $6.5 million, based upon the Company’s current best estimates, which would have resulted in net loss applicable to common shareholders being overstated by such amount for the three- and six-month periods ended June 30, 2006 as previously reported. The correction of any such error in the third quarter would result in income tax expense that would be larger by such amount, and result in net loss applicable to common shareholder being understated by such amount for the three- and nine-month periods ended September 30, 2006 as reported herein. Any error and any related correction would only affect income tax expense and net loss, which does not affect operating income.

In connection with the ongoing assessment of any such adjustment, the Company is still evaluating whether this will result in a restatement of its second quarter financial statement, including an evaluation of whether this matter is material to the Company’s financial statements for the three- and nine-month periods ended September 30, 2006, or whether the Company will reflect the correction of any error in its results for the third quarter ended September 30, 2006.

Solely as a result of the foregoing, the Company is also in the process of assessing the impact of this matter on management’s assessment of internal controls over financial reporting relating to current and prior periods. In connection with its assessment as of December 31, 2005, management had concluded that the Company maintained effective internal controls over financial reporting as of such date.

Management intends to complete the assessments described above in time to permit a timely filing of its quarterly report for the period ended September 30, 2006. The Company will make additional disclosures related to this matter, as may be necessary or appropriate.

Three Months Ended September 30, 2006 Compared to Three Months Ended September 30, 2005

(Unaudited)

	Three-Month Period Ended September 30,
	2006	2005	% Change
Net revenue	$78,309	$75,537	4%
Operating expenses (1)	45,726	44,595	3%
Corporate expenses (1)	4,617	4,342	6%
Gain on sale of assets	(1,408)	—	NM
Depreciation and amortization	11,406	11,770	(3)%

Operating income	17,968	14,830	21%
Interest expense, net	(14,332)	(7,595)	89%
Loss on debt extinguishment	—	(27,969)	NM

Income (loss) before income taxes	3,636	(20,734)	NM
Income tax (expense) benefit (2)	(3,837)	7,915	NM

Net loss before equity in net income (loss) of nonconsolidated affiliates (2)	(201)	(12,819)	(98)%
Equity in net income (loss) of nonconsolidated affiliates	93	(1)	NM

Net loss (2)	$(108)	$(12,820)	(99)%

(1)	Operating expenses and corporate expenses are defined on page 1.

(2)	These numbers are subject to change. Please see “Cautionary Note Regarding Preliminary Quarterly Results.”

Entravision Communications

Net revenue increased to $78.3 million for the three-month period ended September 30, 2006 from $75.5 million for the three-month period ended September 30, 2005, an increase of $2.8 million. Excluding the net revenue contributed during the third quarter of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, net revenue would have increased by $4.7 million during the three-month period ended September 30, 2006. Of the overall increase, $3.0 million came from our television segment. The increase from this segment was primarily attributable to an increase in both local and national advertising sales, primarily attributable to an increase in advertising rates. Additionally, $0.7 million of the overall increase was from our outdoor segment, primarily attributable to an increase in local advertising sales as well as revenue associated with the expansion of our outdoor division in Tampa. The overall increase was partially offset by a $0.9 million decrease in our radio net revenue. The decrease was primarily attributable to a decrease in net revenue of $1.9 million from our San Francisco/San Jose radio stations that we sold. Excluding the net revenue contributed during the third quarter of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, net revenue in our radio segment would have increased by $1.0 million during the three-month period ended September 30, 2006, primarily attributable to an increase in inventory sold.

Company operating expenses increased to $45.7 million for the three-month period ended September 30, 2006 from $44.6 million for the three-month period ended September 30, 2005, an increase of $1.1 million, or 3%. Excluding the operating expenses incurred during the third quarter of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, operating expenses would have increased $2.4 million, or 6%. Of the overall increase, $1.3 million came from our television segment. The increase from this segment was primarily attributable to an increase in national representation fees and other sales-related expenses associated with the increase in net revenue, an increase in bad debt expense and an increase in utility expense relating to digital television, partially offset by reduced expenses in accordance with the terms of an amendment to our marketing and sales agreement with Univision. Additionally, $0.6 million of the overall increase came from our outdoor segment and was primarily attributable to increased leasing expense and expenses associated with the expansion of our outdoor division in Tampa. The overall increase was partially offset by a $0.8 million decrease in our radio operating expenses. The decrease was primarily attributable to a decrease in operating expenses of $1.3 million from our San Francisco/San Jose radio stations that we sold. Excluding the operating expense contributed during the third quarter of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, operating expense in our radio segment would have increased by $0.5 million during the three-month period ended September 30, 2006, primarily attributable to an increase in national representation fees and other sales-related expenses associated with the increase in net revenue and an increase in rating services expense.

Corporate expenses increased to $4.6 million for the three-month period ended September 30, 2006 from $4.3 million for the three-month period ended September 30, 2005, an increase of $0.3 million. The increase was primarily attributable to increased non-cash stock-based compensation of $0.2 million. The remaining increase of $0.1 million was primarily attributable to higher wages and expenses associated with our compliance with the Sarbanes-Oxley Act of 2002, including internal controls.

Entravision Communications

Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005

(Unaudited)

	Nine-Month Period Ended September 30,
	2006	2005	% Change
Net revenue	$217,517	$207,800	5%
Operating expenses (1)	131,270	127,770	3%
Corporate expenses (1)	13,911	12,994	7%
Gain on sale of assets	(19,060)	—	NM
Depreciation and amortization	33,624	34,822	(3)%
Impairment charge	189,661	—	NM

Operating income (loss)	(131,889)	32,214	NM
Interest expense, net	(20,412)	(23,950)	(15)%
Loss on debt extinguishment	—	(27,969)	NM

Loss before income taxes	(152,301)	(19,705)	NM
Income tax (expense) benefit (2)	(3,666)	6,823	NM

Net loss before equity in net loss of nonconsolidated affiliates (2)	(155,967)	(12,882)	NM
Equity in net loss of nonconsolidated affiliates	(20)	(196)	(90)%

Net loss (2)	$(155,987)	$(13,078)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

(2)	These numbers are subject to change. Please see “Cautionary Note Regarding Preliminary Quarterly Results.”

Net revenue increased to $217.5 million for the nine-month period ended September 30, 2006 from $207.8 million for the nine-month period ended September 30, 2005, an increase of $9.7 million. Excluding the net revenue contributed during the nine-month period ended September 30, 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, net revenue would have increased by $14.7 million during the nine-month period ended September 30, 2006. Of the overall increase, $10.8 million came from our television segment. The increase from this segment was primarily attributable to an increase in both local and national advertising sales, primarily attributable to an increase in advertising rates. Additionally, $1.4 million of the overall increase was from our outdoor segment, primarily attributable to revenue associated with the expansion of our outdoor division in Tampa and Sacramento, as well as an increase in local advertising sales. The overall increase was partially offset by a $2.5 million decrease in our radio net revenue. The decrease was primarily attributable to a decrease in net revenue of $5.0 million from our San Francisco/San Jose radio stations that we sold. Excluding the net revenue contributed during the nine-month period ended September 30, 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, net revenue in our radio segment would have increased by $2.5 million during the nine-month period ended September 30, 2006, primarily attributable to an increase in advertising rates, as well as revenue associated with radio stations KDLD-FM/KDLE-FM, which we began operating in the second quarter of 2005.

Company operating expenses increased to $131.3 million for the nine-month period ended September 30, 2006 from $127.8 million for the nine-month period ended September 30, 2005, an increase of $3.5 million, or 3%. Excluding the operating expenses incurred during the nine-month period ended September 30, 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, operating expenses would have increased $7.0 million, or 6%. Additionally, excluding non-cash stock-based compensation of $1.0 and $0.1 million for the nine-month periods ended September 30, 2006 and 2005, respectively, operating expenses would have increased $6.2 million, or 5%. Of the overall increase, $3.9 million came from our television segment. The increase from this segment was primarily attributable to an increase in commissions and

Entravision Communications

other sales-related expenses associated with the increase in net revenue and non-cash stock-based compensation, partially offset by reduced expenses in accordance with the terms of an amendment to our marketing and sales agreement with Univision. Additionally, $1.4 million of the overall increase came from our outdoor segment and was primarily attributable to increased leasing expense and expenses associated with the expansion of our outdoor division in Tampa and Sacramento. The overall increase was partially offset by a $1.8 million decrease in our radio operating expenses. The decrease was primarily attributable to a decrease in operating expenses of $3.5 million from our San Francisco/San Jose radio station that we sold. Excluding the operating expense contributed during the nine-month period ended September 30, 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, operating expense in our radio segment would have increased by $1.7 million during the nine-month period ended September 30, 2006, primarily attributable to an increase in commissions and other sales-related expenses associated with the increase in net revenue, as well as expenses associated with radio station KDLD-FM/KDLE-FM, which we began operating in the second quarter of 2005.

Corporate expenses increased to $13.9 million for the nine-month period ended September 30, 2006 from $13.0 million for the nine-month period ended September 30, 2005, an increase of $0.9 million. The increase was primarily attributable to increased non-cash stock-based compensation of $0.7 million. The remaining increase of $0.2 million was primarily attributable to higher wages and expenses associated with our compliance with the Sarbanes-Oxley Act of 2002, including internal controls.

Pro Forma Segment Results

With the sale of the Company’s radio assets in the San Francisco/San Jose and Tucson markets in the first and third quarters of 2006, respectively, the Company no longer has any remaining broadcasting operations in those two markets. As a result, in accordance with Company policy, the Company has elected to present its segment information on a pro forma basis by eliminating its broadcasting results from those two markets for the prior period so that the comparison between the periods will be meaningful. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits an entire market or enters a new market. A table reconciling each pro forma measure to its most directly comparable GAAP financial measure is included beginning on page 12.

The following is the Company’s selected unaudited pro forma segment information for the third quarter of 2006 and 2005:

	Three-Month Period Ended September 30,
	2006	2005	% Change
Net Revenue
Television	$40,801	$37,836	8%
Radio	27,461	26,467	4%
Outdoor	10,002	9,337	7%

Total	$78,264	$73,640	6%
Operating Expenses (1)
Television	$21,974	$20,652	6%
Radio	15,687	15,156	4%
Outdoor	8,006	7,451	7%

Total	$45,667	$43,259	6%
Corporate Expenses (1)	$4,617	$4,342	6%
Consolidated adjusted EBITDA (1)	$28,440	$26,185	9%

(1)	Operating expenses, corporate expenses and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period Ended September 30,
	2006	2005	% Change
Net Revenue
Television	$40,801	$37,836	8%
Radio	27,506	28,364	(3)%
Outdoor	10,002	9,337	7%

Total	$78,309	$75,537	4%
Operating Expenses (1)
Television	$21,974	$20,652	6%
Radio	15,746	16,492	(5)%
Outdoor	8,006	7,451	7%

Total	$45,726	$44,595	3%
Corporate Expenses (1)	$4,617	$4,342	6%
Consolidated adjusted EBITDA (1)	$28,426	$26,746	6%

(1)	Operating expenses, corporate expenses and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications

Guidance

The following is the Company’s guidance for the fourth quarter of 2006. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward-looking.

With the sale of the Company’s radio assets in the San Francisco/San Jose and Tucson markets in the first and third quarters of 2006, respectively, and the proposed sale of the Dallas market in the fourth quarter of 2006, the Company no longer has any remaining broadcasting operations in those three markets. As a result, in accordance with Company policy, the Company has elected to present its guidance on a pro forma basis by eliminating its broadcasting results from those markets for the prior period so that the comparison between the periods will be meaningful. The amounts excluded from net revenue and operating expenses for the fourth quarter of 2005 were $3,724,000 and $2,335,000, respectively.

Beginning in 2006, corporate expenses include non-cash stock-based compensation to comply with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2005), “Share-Based Payment” (“SFAS 123R”). The Company expects approximately $0.3 million in operating expenses and $0.4 million in corporate expenses related to stock option compensation in the fourth quarter of 2006.

For the fourth quarter of 2006, the Company expects net revenues to increase by mid single digit percentages and operating expenses to increase by low to mid single digit percentages as compared to the fourth quarter of 2005. Excluding non-cash stock-based compensation, corporate expenses are expected to be flat compared to the fourth quarter of 2005.

The Company will hold a conference call to discuss its 2006 third quarter results on November 2, 2006 at 5 p.m. Eastern Time. To access the conference call, please dial 212-896-6121 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach approximately 70% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 52 owned and operated radio stations. The company’s outdoor operations consist of approximately 10,700 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo Chief Financial Officer Entravision Communications Corporation 310-447-3870	Mike Smargiassi / Jonathan Lesko Brainerd Communicators, Inc. 212-986-6667

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2006	2005	2006	2005
Net revenue (including related parties of $150, $150, $450 and $450)	$78,309	$75,537	$217,517	$207,800

Expenses:
Direct operating expenses (including related parties of $3,299, $3,100, $9,336 and $8,493) (including non-cash stock-based compensation of $60, $0, $179 and $0)	31,921	31,244	91,964	89,125
Selling, general and administrative expenses (including non-cash stock-based compensation of $111, $33, $770 and $83)	13,805	13,351	39,306	38,645
Corporate expenses (including non-cash stock-based compensation of $290, $105, $1,146 and $413)	4,617	4,342	13,911	12,994
Gain on sale of assets	(1,408)	—	(19,060)	—
Depreciation and amortization (includes direct operating of $10,224, $10,538, $29,934 and $30,747; selling, general and administrative of $966, $1,011, $3,068 and $3,382; and corporate of $215, $221, $623 and $693) (including related parties of $580, $580, $1,740 and $1,740)	11,406	11,770	33,624	34,822
Impairment charge	—	—	189,661	—

	60,341	60,707	349,406	175,586

Operating income (loss)	17,968	14,830	(131,889)	32,214
Interest expense (including related parties of $73, $87, $243 and $286)	(14,393)	(7,796)	(21,230)	(24,512)
Interest income	61	201	818	562
Loss on debt extinguishment	—	(27,969)	—	(27,969)

Income (loss) before income taxes	3,636	(20,734)	(152,301)	(19,705)
Income tax (expense) benefit (1)	(3,837)	7,915	(3,666)	6,823

Loss before equity in net income (loss) of nonconsolidated affiliate (1)	(201)	(12,819)	(155,967)	(12,882)
Equity in net income (loss) of nonconsolidated affiliate (including non-cash stock-based compensation of $(1), $44, $88 and $121)	93	(1)	(20)	(196)

Net loss applicable to common stockholders (1)	$(108)	$(12,820)	$(155,987)	$(13,078)

Basic and diluted earnings per share:
Net loss per share applicable to common stockholders, basic and diluted (1)	$(0.00)	$(0.10)	$(1.46)	$(0.11)

Weighted average common shares outstanding, basic and diluted	105,069,157	124,323,711	106,534,521	124,268,943

(1)	These numbers are subject to change. Please see “Cautionary Note Regarding Preliminary Quarterly Results.”

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net loss (1)	$(108)	$(12,820)	$(155,987)	$(13,078)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,406	11,770	33,624	34,822
Impairment charge	—	—	189,661	—
Deferred income taxes (1)	2,656	(8,199)	43	(7,980)
Amortization of debt issue costs	100	591	300	1,787
Amortization of syndication contracts	16	8	71	38
Payments on syndication contracts	(17)	—	(66)	—
Equity in net (income) loss of nonconsolidated affiliate	(93)	1	20	196
Non-cash stock-based compensation	461	138	2,095	496
Gain on sale of media properties and other assets	(1,408)	(13)	(19,060)	(13)
Loss on debt extinguishment	—	27,969	—	27,969
Change in fair value of interest rate swap agreements	6,288	—	(2,672)	—
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	(3,674)	851	(7,493)	(7,636)
(Increase) decrease in prepaid expenses and other assets	326	(1,478)	(346)	(3,247)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,870	(4,273)	(2,820)	(4,787)

Net cash provided by operating activities	17,823	14,545	37,370	28,567

Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	4,750	7	4,763	44
Purchases of property and equipment and intangibles	(19,185)	(5,584)	(35,966)	(32,750)
Deposits on acquisitions	709	—	106	—
Proceeds from collection of note receivable	—	—	1,288	—

Net cash used in investing activities	(13,726)	(5,577)	(29,809)	(32,706)

Cash flows from financing activities:
Proceeds from issuance of common stock	437	547	3,257	1,219
Payments on long-term debt	(7,326)	(492,353)	(18,969)	(493,416)
Repurchase of Class U common stock	(1,414)	—	(52,514)	—
Proceeds from borrowings on long-term debt	5,000	500,000	16,000	500,000
Excess tax benefits from exercise of stock options	2	—	109	—
Payments of deferred debt and offering costs	—	(1,596)	—	(1,596)

Net cash (used in) provided by financing activities	(3,301)	6,598	(52,117)	6,207

Net increase (decrease) in cash and cash equivalents	796	15,566	(44,556)	2,068
Cash and cash equivalents:
Beginning	20,258	33,471	65,610	46,969

Ending	$21,054	$49,037	$21,054	$49,037

(1)	These numbers are subject to change. Please see “Cautionary Note Regarding Preliminary Quarterly Results.”

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2006	2005	2006	2005
Consolidated adjusted EBITDA (1)	$28,426	$26,746	$74,436	$67,570
Interest expense	(14,393)	(7,796)	(21,230)	(24,512)
Interest income	61	201	818	562
Loss on debt extinguishment	—	(27,969)	—	(27,969)
Income tax (expense) benefit (2)	(3,837)	7,915	(3,666)	6,823
Amortization of syndication contracts	(16)	(8)	(71)	(38)
Payments on syndication contracts	17	—	66	—
Gain on sale of assets	1,408	—	19,060	—
Non-cash stock-based compensation included in direct operating expenses	(60)	—	(179)	—
Non-cash stock-based compensation included in selling, general and administrative expenses	(111)	(33)	(771)	(83)
Non-cash stock-based compensation included in corporate expenses	(290)	(105)	(1,145)	(413)
Depreciation and amortization	(11,406)	(11,770)	(33,624)	(34,822)
Impairment charge	—	—	(189,661)	—

Net loss before equity in net income (loss) of nonconsolidated affiliates (2)	(201)	(12,819)	(155,967)	(12,882)
Equity in net income (loss) of nonconsolidated affiliates	93	(1)	(20)	(196)

Net loss (2)	(108)	(12,820)	(155,987)	(13,078)
Depreciation and amortization	11,406	11,770	33,624	34,822
Impairment charge	—	—	189,661	—
Deferred income taxes (2)	2,656	(8,199)	43	(7,980)
Amortization of debt issue costs	100	591	300	1,787
Amortization of syndication contracts	16	8	71	38
Payments on syndication contracts	(17)	—	(66)	—
Equity in net (income) loss of nonconsolidated affiliate	(93)	1	20	196
Non-cash stock-based compensation	461	138	2,095	496
Gain on sale of media properties and other assets	(1,408)	(13)	(19,060)	(13)
Loss on debt extinguishment	—	27,969	—	27,969
Change in fair value of interest rate swap agreements	6,288	—	(2,672)	—
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	(3,674)	851	(7,493)	(7,636)
(Increase) decrease in prepaid expenses and other assets	326	(1,478)	(346)	(3,247)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,870	(4,273)	(2,820)	(4,787)

Cash flows from operating activities	$17,823	$14,545	$37,370	$28,567

(1)	Consolidated adjusted EBITDA is defined on page 1.

(2)	These numbers are subject to change. Please see “Cautionary Note Regarding Preliminary Quarterly Results.”

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2006	2005	2006	2005
Consolidated adjusted EBITDA (1)	$28,426	$26,746	$74,436	$67,570
Net interest expense (1)	7,944	8,004	22,784	23,163
Cash paid for income taxes	1,179	286	3,514	1,158
Capital expenditures (2)	6,915	5,589	18,966	14,749

Free cash flow (1)	12,388	12,867	29,172	28,500
Capital expenditures (2)	6,915	5,589	18,966	14,749
Non-cash interest expense relating to amortization of debt finance costs and interest rate swap agreements	(6,388)	409	2,372	(787)
Loss on debt extinguishment	—	(27,969)	—	(27,969)
Non-cash income tax (expense) benefit (3)	(2,658)	8,201	(152)	7,981
Amortization of syndication contracts	(16)	(8)	(71)	(38)
Payments on syndication contracts	17	—	66	—
Gain on sale of assets	1,408	—	19,060	—
Non-cash stock-based compensation included in direct operating expenses	(60)	—	(179)	—
Non-cash stock-based compensation included in selling, general and administrative expenses	(111)	(33)	(771)	(83)
Non-cash stock-based compensation included in corporate expenses	(290)	(105)	(1,145)	(413)
Depreciation and amortization	(11,406)	(11,770)	(33,624)	(34,822)
Impairment charge	—	—	(189,661)	—

Net loss before equity in net income (loss) of nonconsolidated affiliates (3)	(201)	(12,819)	(155,967)	(12,882)
Equity in net income (loss) of nonconsolidated affiliates	93	(1)	(20)	(196)

Net loss (3)	$(108)	$(12,820)	$(155,987)	$(13,078)

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.

(2)	Capital expenditures is not part of the consolidated statement of operations.

(3)	These numbers are subject to change. Please see “Cautionary Note Regarding Preliminary Quarterly Results.”

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma Net Revenue to Net Revenue

(Unaudited; in thousands)

The following table reconciles each of the pro forma measures used in this press release – radio net revenue, total net revenue, radio operating expenses, total operating expenses and consolidated adjusted EBITDA – to its respective GAAP financial measure. The reconciliation of consolidated adjusted EBITDA to net income is set forth above.

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2006	2005	2006	2005
Radio net revenue	$27,506	$28,364	$72,873	$75,350
Less: San Francisco/San Jose and Tucson markets	(45)	(1,897)	(195)	(5,204)

Pro forma radio net revenue	$27,461	$26,467	$72,678	$70,146

Total net revenue	$78,309	$75,537	$217,517	$207,800
Less: San Francisco/San Jose and Tucson markets	(45)	(1,897)	(195)	(5,204)

Pro forma total net revenue	$78,264	$73,640	$217,322	$202,596

Radio operating expenses (1)	$15,746	$16,492	$44,710	$46,492
Less: San Francisco/San Jose and Tucson markets	(59)	(1,336)	(253)	(3,779)

Pro forma radio operating expenses (1)	$15,687	$15,156	$44,457	$42,713

Total operating expenses (1)	$45,726	$44,595	$131,270	$127,770
Less: San Francisco/San Jose and Tucson markets	(59)	(1,336)	(253)	(3,779)

Pro forma total operating expenses (1)	$45,667	$43,259	$131,017	$123,991

Consolidated adjusted EBITDA (1)	$28,426	$26,746	$74,436	$67,570
Less: San Francisco/San Jose and Tucson markets	14	(561)	58	(1,425)

Pro forma Consolidated adjusted EBITDA (1)	$28,440	$26,185	$74,494	$66,145

(1)	Operating expenses and consolidated adjusted EBITDA are defined on page 1.